Exhibit (10)(xxvi)



                                             July 12, 1996



Mr. Alvin Wilensky
Chairman of the Board
CV Reit, Inc.
100 Century Blvd.
West Palm Beach, FL  33417

          RE:  Consulting and Advisory Agreement
               ("Advisory Agreement"), dated July
               31, 1992

Dear Mr. Wilensky,

     This letter confirms that the above-referenced Advisory Agreement between CV Reit, Inc. and Hilcoast Advisory Services, Inc. is hereby extended through July 31, 1997 under the same terms and conditions set forth in the Advisory Agreement.


                              Very truly yours,

                                /s/ Jack Jaiven

                              Jack Jaiven
                              Executive Vice President


Agreement Acknowledged:

CV REIT, Inc.

       /s/ Alvin Wilensky
By:______________________________________
    Alvin Wilensky, Chairman of the Board

Dated:    August 8, 1996